UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ArcelorMittal

(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	Not applicable
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

19, Avenue de la Liberté

L-2930 Luxembourg

Grand Duchy of Luxembourg

Telephone: (352) 4792-2484

(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file numbers to which this form relates: 333-179763

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.00% Mandatorily Convertible Subordinated Notes due 2016	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Subordinated Debt Securities” on pages 38 through 47 of the Prospectus dated January 9, 2013 included in Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 of ArcelorMittal (the “Company”) (Registration No. 333-179763), as supplemented by the information under the headings “Risk Factors—Risks Relating to an Investment in the Notes” and “Description of the Notes” on pages S-34 through S-44 and S-54 through S-80, respectively, of the related Prospectus Supplement of the Company, dated January 9, 2013, which information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.	Exhibits.

99 (A). Prospectus dated as of January 9, 2013, incorporated by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 filed with the SEC by the Company on January 9, 2013 (Registration No. 333-179763).

99(B). Prospectus Supplement dated as of January 9, 2013, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company on January 9, 2013.

99 (C). Subordinated Debt Indenture, between ArcelorMittal and Wilmington Trust, National Association, as trustee (the “Trustee”), and Citibank, N.A., as securities administrator (the “Securities Administrator”), dated January 16, 2013, incorporated by reference to Exhibit 4.1 of the Report on Form 6-K furnished by the Company to the SEC on January 16, 2013.

99 (D). Supplemental Indenture between the Company, the Trustee and the Securities Administrator, dated January 16, 2013, incorporated by reference to Exhibit 4.2 of the Report on Form 6-K furnished by the Company to the SEC on January 16, 2013.

99 (E). Form of Subordinated Notes (included in the Supplemental Indenture, incorporated by reference herein as Exhibit 99(D)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

ARCELORMITTAL (Registrant)

By:	/s/ Thierry Royer
Name:	Thierry Royer
Title:	Vice President and Group Treasurer

By:	/s/ Henk Scheffer
Name:	Henk Scheffer
Title:	Company Secretary

Date: January 16, 2013

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99 (A).	Prospectus dated as of January 9, 2013, incorporated by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 filed with the SEC by the Company on January 9, 2013 (Registration No. 333-179763).

99 (B).	Prospectus Supplement dated as of January 9, 2013, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company on January 9, 2013.

99 (C).	Subordinated Debt Indenture, between ArcelorMittal and Wilmington Trust, National Association, as trustee (the “Trustee”), and Citibank, N.A., as securities administrator (the “Securities Administrator”), dated January 16, 2013, incorporated by reference to Exhibit 4.1 of the Report on Form 6-K furnished by the Company to the SEC on January 16, 2013.

99 (D).	Supplemental Indenture between the Company, the Trustee and the Securities Administrator, dated January 16, 2013, incorporated by reference to Exhibit 4.2 of the Report on Form 6-K furnished by the Company to the SEC on January 16, 2013.

99 (E).	Form of Subordinated Notes (included in the Supplemental Indenture, incorporated by reference herein as Exhibit 99(D)).